Exhibit 99.1

Contact:
Ellen Corliss
   SVP, Corporate Communications
& Investor Relations
(919) 855-2112

Oxygen Biotherapeutics Announces Expected Closing on Second Installment of December 2011 Financing and Amends Agreement to Allow for a Third Tranche Later This Year Pending Shareholder Approval

MORRISVILLE, NC, June 15, 2012 – Oxygen Biotherapeutics, Inc. (NASDAQ: OXBT) today announced that it has entered into definitive agreements with institutional investors to amend the terms of the Company’s previously announced $7.5 million offering of registered shares of Series A Convertible Preferred Stock, par value $0.0001 per share, and registered warrants to purchase shares of the Company’s common stock, par value $0.0001 per share.  The transaction, which was announced in December 2011, was originally scheduled to fund in two installments.  The first installment of $3.5 million closed on December 12, 2011, and the second installment of $4.0 million was scheduled to close in June 2012, subject to certain closing conditions.  One of these conditions required the Company to have sufficient capacity to ensure delivery of all shares in the second installment under NASDAQ Stock Market rules relating to issuances of more than 20% of the Company’s outstanding Common Stock without stockholder approval.

Because the Company calculated that the closing condition relating to the NASDAQ 20% threshold was not going to be satisfied, the Company and the institutional investors yesterday agreed to divide the originally scheduled $4.0 million second installment into a $2.5 million installment and a $1.5 million installment.  The $2.5 million installment is scheduled to close on or about June 15, 2012, and the $1.5 million installment is scheduled to close on or about September 14, 2012, pending shareholder approval. Each installment is subject to the satisfaction of certain closing conditions.

“While we have not yet surpassed the NASDAQ threshold, we may be over it when the original agreement ends in December 2012.  Therefore, we diligently negotiated this amendment which is beneficial to all parties involved and provides us the time needed to seek approval from our shareholder base as NASDAQ requires,” said Michael Jebsen, Interim Chief Executive Officer, President and Chief Financial Officer of Oxygen Biotherapeutics.  “We are pleased that these institutional investors have been supportive of our company and were willing to work with us to fund the entire investment, pending approval from shareholders at the Annual Meeting which is expected to occur prior to September 14th.”

Exhibit 99.1

The securities described above were offered by the Company pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission (the “SEC”).  A prospectus supplement related to the offering was filed with the SEC on December 9, 2011. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Copies of the final prospectus supplement and accompanying base prospectus may be obtained at the SEC's website at www.sec.gov.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of the Company’s securities. No offer, solicitation, or sale will be made in any jurisdiction in which such offer, solicitation, or sale is unlawful. The terms and conditions of the transactions described in this press release are qualified in their entirety by reference to the transaction documents, which have been filed with the Securities and Exchange Commission on Form 8-K.

About Oxygen Biotherapeutics, Inc.

Headquartered in Morrisville, NC, Oxygen Biotherapeutics, Inc. is developing medical and cosmetic products that efficiently deliver oxygen to tissues in the body. The Company has developed a proprietary perfluorocarbon (PFC) therapeutic oxygen carrier product that is being formulated for both intravenous and topical delivery for use in treating traumatic brain injury, decompression sickness, and dermatological indications.  In addition, the Company has commercialized its DERMACYTE® line of oxygen-rich skin care products. See www.oxybiomed.com or www.DermacyteUS.com for more information.

Caution Regarding Forward-Looking Statements

This news release contains certain forward-looking statements by the Company that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. These statements include those regarding shareholder approval of the financing and the closing of the additional installments of the financing, all as described above. The forward-looking statements are subject to a number of risks and uncertainties, including those described herein and in our filings with the Securities and Exchange Commission, including in the current Annual Report on Form 10-K filed on July 15, 2011, and the Quarterly Reports on Form 10-Q filed on September 19, 2011, December 15, 2011, and March 15, 2012. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.